Exhibit 5.2

Skadden, Arps, Slate, Meagher & Flom LLP

Four Times Square

New York, New York 10036

November 12, 2013

Portland General Electric Company

121 SW Salmon Street

Portland, Oregon 97204

Re:	Portland General Electric Company
Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as special counsel to Portland General Electric Company, an Oregon corporation (the “Company”), in connection with the automatic shelf registration statement on Form S-3 (the “Registration Statement”), to be filed on the date hereof by the Company with the U.S. Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”). The Registration Statement relates to the issuance and sale from time to time by the Company, pursuant to Rule 415 of the General Rules and Regulations promulgated under the Securities Act, of the following securities of the Company: (i) the Company’s first mortgage bonds (the “First Mortgage Bonds”), which may be issued under the Indenture of Mortgage and Deed of Trust, dated as of July 1, 1945, between the Company and Wells Fargo Bank, National Association (as successor to HSBC Bank USA, National Association), as trustee (the “Trustee”) (as amended or supplemented to date and from time to time, the “Mortgage”), as proposed to be further amended and supplemented pursuant to a supplemental indenture in the form filed as an exhibit to the Registration Statement proposed to be entered into between the Company and the Trustee (the “Supplemental Indenture”), and (ii) shares of the Company’s common stock, no par value (the “Common Stock”). The First Mortgage Bonds and the Common Stock are collectively referred to herein as the “Offered Securities.”

This opinion is being delivered in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.

In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of: (i) the Registration Statement relating to the Offered Securities, (ii) the Mortgage, to be filed as an exhibit to the Registration Statement, (iii) the form of Supplemental Indenture, to be filed as an exhibit to the Registration Statement, (iv) the Statement of Eligibility and Qualification on Form T-1

Portland General Electric Company

November 12, 2013

under the Trust Indenture Act of 1939, as amended, of the Trustee, to be filed as an exhibit to the Registration Statement, and (v) certain resolutions adopted by the Board of Directors of the Company relating to the registration of the Offered Securities and related matters.

We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company and such agreements, certificates and receipts of public officials, certificates of officers or other representatives of the Company and others, and such other documents, certificates and records as we have deemed necessary or appropriate as a basis for the opinion set forth herein.

In our examination, we have assumed the legal capacity and competency of all natural persons, the genuineness of all signatures, including endorsements, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as facsimile, electronic, certified, conformed or photostatic copies and the authenticity of the originals of such copies. As to any facts material to the opinion expressed herein which were not independently established or verified, we have relied upon oral or written statements and representations of officers and other representatives of the Company and others and of public officials.

In making our examination of documents executed or to be executed, we have assumed that the parties thereto, including the Company, had or will have the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and execution and delivery by such parties of such documents and, except to the extent expressly set forth in the opinion below, the validity and binding effect thereof on such parties. We have also assumed that the Company has been duly organized and is and will continue to be validly existing in good standing, and has and will continue to have requisite legal status and legal capacity, under the laws of the State of Oregon, and that the Company has complied and will comply with all aspects of applicable laws of jursidictions other than the United States of America and the State of New York in connection with the transactions contemplated by the Mortgage, any supplemental indenture thereto and the Registration Statement. We have assumed that the choice of New York law to govern the Mortgage and any supplemental indenture thereto is a valid and legal provision. We have assumed that the Mortgage has been duly authorized, executed and delivered by the Trustee and that any First Mortgage Bonds that may be issued will be manually authenticated, signed or countersigned, as the case may be, by duly authorized officers of the Trustee.

In addition, we have also assumed that the terms of the Offered Securities will have been established so as not to, and that the execution and delivery by the Company of, and the performance of its obligations under, the Mortgage and any supplemental indenture to be entered into in connection with the issuance of any First Mortgage Bonds will not violate, conflict with or constitute a default under (i) any agreement or instrument

Portland General Electric Company

November 12, 2013

to which the Company or its properties are subject, (ii) any law, rule or regulation to which the Company or its properties are subject, (iii) any judicial or regulatory order or decree of any governmental authority or (iv) any consent, approval, license, authorization or validation of, or filing, recording or registration with any governmental authority.

Our opinion set forth below is limited to the laws of the State of New York that, in our experience, are normally applicable to debt securities of the type covered by the Registration Statement and, to the extent that judicial or regulatory orders or decrees or consents, approvals, licenses, authorizations, validations, filings, recordings or registrations with governmental authorities are relevant, to those required under such laws (all of the foregoing being referred to as “Opined on Law”). We do not express any opinion with respect to the law of any jurisdiction other than Opined on Law or as to the effect of any such non-Opined on Law on the opinion herein stated and, with respect to the laws of the State of Oregon, we have assumed compliance with such laws. The Offered Securities may be issued from time to time on a delayed or continuous basis, and this opinion is limited to the laws, including the rules and regulations under the Securities Act, as in effect on the date hereof, which laws are subject to change with possible retroactive effect.

Based upon and subject to the foregoing and to the other limitations, qualifications, exceptions and assumptions set forth herein, we are of the opinion that, with respect to any series of First Mortgage Bonds to be offered by the Company pursuant to the Registration Statement (the “Offered First Mortgage Bonds”), when (i) the Registration Statement, as finally amended (including all necessary post-effective amendments), has become effective under the Securities Act; (ii) an appropriate prospectus supplement with respect to the Offered First Mortgage Bonds has been prepared, delivered and filed in compliance with the Securities Act and the applicable rules and regulations thereunder; (iii) if the Offered First Mortgage Bonds are to be sold pursuant to a firm commitment underwritten offering, the underwriting agreement with respect to the Offered First Mortgage Bonds has been duly authorized, executed and delivered by the Company and the other parties thereto; (iv) the Board of Directors of the Company, including any appropriate committee appointed thereby, and appropriate officers of the Company have taken all necessary corporate action to approve the issuance, sale and terms of the Offered First Mortgage Bonds and related matters; (v) the terms of the Offered First Mortgage Bonds and of their issuance and sale have been duly established in conformity with the Mortgage and any supplemental indenture to be entered into in connection with the issuance of such Offered First Mortgage Bonds so as not to violate any applicable law, the Articles of Incorporation of the Company, as then in effect, or the Bylaws of the Company, as then in effect, or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company; (vi) the Company has obtained the requisite approval by the Public Utility Commission of Oregon

Portland General Electric Company

November 12, 2013

regarding the issuance of the Offered First Mortgage Bonds; and (vii) the Offered First Mortgage Bonds have been duly executed and authenticated in accordance with the provisions of the Mortgage and any supplemental indenture to be entered into in connection with the issuance of such Offered First Mortgage Bonds and duly delivered to the purchasers thereof upon payment of the agreed-upon consideration therefor, the Offered First Mortgage Bonds when issued and sold in accordance with the Mortgage and any supplemental indenture to be entered into in connection with the issuance of such Offered First Mortgage Bonds and the applicable underwriting agreement, if any, or any other duly authorized, executed and delivered valid and binding purchase or agency agreement, will be valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, except to the extent that enforcement thereof may be limited by (a) bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws now or hereafter in effect relating to creditors’ rights generally, (b) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity), (c) public policy considerations which may limit the rights of parties to obtain remedies, (d) the waivers of any usury defense contained in the Mortgage, any supplemental indenture or the Offered First Mortgage Bonds which may be unenforceable, (e) requirements that a claim with respect to any Offered First Mortgage Bonds denominated in a currency, currency unit or composite currency other than United States dollars (or a judgment denominated other than in United States dollars in respect of such claim) be converted into United States dollars at a rate of exchange prevailing on a date determined pursuant to applicable law, and (f) governmental authority to limit, delay or prohibit the making of payments outside the United States or in foreign currencies, currency units or composite currencies.

We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement. We also hereby consent to the reference to our firm under the heading “Legal Matters” in the prospectus which forms a part of the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder. This opinion is expressed as of the date hereof unless otherwise expressly stated, and we disclaim any undertaking to advise you of any subsequent changes in the facts stated or assumed herein or of any subsequent changes in applicable laws.

Very truly yours,

/s/ Skadden, Arps, Slate, Meagher & Flom LLP

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